Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Pointer Telocation Ltd. Global Share Incentive Plan (2013) of our reports dated April 27, 2017, with respect to the consolidated financial statements of Pointer Telocation Ltd included in its Annual Report (Form 20-F) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kasierer

Kost, Forer, Gabbay & Kasierer

A Member of Ernst & Young Global

Tel Aviv, Israel

May 4, 2017